Exhibit 10.6

EXECUTION VERSION

Trademark Security Agreement

TRADEMARK SECURITY AGREEMENT dated as of July 29, 2010 (this “Agreement”), among eSignal, Inc., Interactive Data Corporation and Interactive Data Pricing and Reference Data, Inc. (the “Grantors”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of July 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Interactive Data Corporation (the “Borrower”), Igloo Intermediate Corporation, Igloo Merger Corporation, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of July 29, 2010 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Grantors are willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantors hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantors’ right, title and interest in, to and under any Trademarks now owned or at any time hereafter acquired by such Grantors, including those listed on Schedule I (the “Trademark Collateral”).

SECTION 3. Collateral Agreement. The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement. The Grantors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ESIGNAL, INC.,

By:	/s/ CHRISTINE SAMPSON
Name: Christine Sampson
Title: Treasurer

INTERACTIVE DATA CORPORATION,

By:	/s/ CHRISTINE SAMPSON
Name: Christine Sampson
Title: Treasurer

INTERACTIVE DATA PRICING AND REFERENCE DATA, INC.,

By:	/s/ CHRISTINE SAMPSON
Name: Christine Sampson
Title: Treasurer

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent,

By:	/s/ DAVID STRICKERT
Name: David Strickert
Title: Senior Vice President